EXHIBIT 5.1

Bartlit Beck Herman Palenchar & Scott LLP

1899 Wynkoop, Suite 800

Denver, Colorado 80202

November 8, 2007

Gaiam, Inc.

360 Interlocken Blvd.

Broomfield,

Colorado  80021

Re:                               Registration Statement on Form S-3 relating to shares of Gaiam Inc.’s Class A Common Stock

Ladies and Gentlemen:

                We have acted as counsel to Gaiam, Inc., a Colorado corporation (“Gaiam”), in connection with the preparation of Gaiam’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act of 1933, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”), of up to 5,000,000 shares of Gaiam’s Class A common stock, par value $0.0001 per share (“Common Stock”) by Gaiam.

                In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, Gaiam’s Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed:

•              the genuineness and authenticity of all documents submitted to us as originals and the genuineness and authenticity of all signatures;

•              the conformity to originals of all documents submitted to us as copies thereof;

•              the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

•              the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

•              that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act;

•              that a Prospectus Supplement will have been filed with the Commission describing the Common Stock offered thereby;

•              that all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in accordance with the Registration Statement and the applicable Prospectus Supplement;

•              that any definitive underwriting, purchase or similar agreement with respect to any Common Stock to be issued and sold will have been duly authorized and validly executed and delivered by Gaiam and the other parties thereto; and

•              with respect to any shares of Common Stock, that there will be sufficient shares of Common Stock authorized under Gaiam’s Articles of Incorporation and not otherwise reserved for issuance.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the Registration Statement will be legally issued, fully paid and nonassessable when:

(i)            the Board of Directors of Gaiam or a duly constituted and acting committee thereof (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Gaiam and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Gaiam; and

(ii)           certificates representing the shares of Common Stock have been duly executed, countersigned, registered, issued and delivered in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, for payment of the consideration approved by the Board (not less than the par value of the Common Stock).

                We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Colorado.  Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or “blue sky” laws, statutes, rules or regulations.

                We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
\s\ Bartlit Beck Herman Palenchar & Scott LLP